Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333‑171152 on Form S‑8 of our reports dated March 8, 2016 relating to the financial statements of Hawaiian Telcom Holdco, Inc., and the effectiveness of Hawaiian Telcom Holdco, Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10‑K of Hawaiian Telcom Holdco, Inc. for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii

March 8, 2016